[Aetna Logo]                 Individual Variable Single Premium

Retirement Services*         Aetna-Immediate Annuity Application
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|_| INTERNAL

|_| EXTERNAL
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Type of Contract
|_| Nonqualified Annuity Regular
|_| Nonqualified Annuity-
    1035 Exchange*
|_| 403(b) Rollover
|_| 408(b) IRA Transfer/Rollover
|_| Nonqualified or 457 Deferred Comp
|_| 401(a) Qualified Plan

* Please attach assignment form.

Subject to ERISA (Must be
completed if 401(a) Qualified Plan
or 403(b) Rollover is indicated.)
|_| ] Yes  [_] No

Aetna Life Insurance
and Annuity Company
151 Farmington Avenue
Hartford, CT 06156-0005
Phone: 1-800-238-6254
Fax: 1-860-273-8657


Contractholder Information (Contractholder will be payee unless otherwise requested; This information will be used for tax reporting; Changes to SS# or Date of Birth must be initialed.)

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Name (Last, First, Middle Initial)                  Social Security No.

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Address (No. & Street / PO Box)

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City/Town                            State          Zip Code
                                                                    |_| M  |_| F
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Telephone No.: Home           Work           Date of Birth (mm/dd/yy)

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Are you associated with a national Association of Securities Dealer Firm?
[_] Yes  [_] No (If yes, please specify)

Annuitant (If different from Contractholder; If an IRA or 403(b), Annuitant and Contract-holder must be the same person.)

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Name (Last, First, Middle Initial)                  Social Security No.

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Address (No. & Street / PO Box)

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City/Town                            State          Zip Code
                                                                    |_| M  |_| F
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Telephone No.: Home           Work           Date of Birth (mm/dd/yy)

Joint Annuitant (Joint lifetime option only)

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Name (Last, First, Middle Initial)                  Social Security No.
                                                                    |_| M  |_| F
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Relationship                                 Date of Birth (mm/dd/yy)

Annuity Options (Complete the type of Annuity and select an Annuity Option; Include copy of birth certificate for Life or Joint Life Options; For an IRA, 401 or 403(b) contract, the Annuity Option election must comply with IRC 401(a)(9); If subject to ERISA a Joint Lifetime Option must be elected, unless spousal consent is provided.)

|_| Fixed Only   |_| Variable Only
|_| Combination Variable/Fixed (Only one box may be checked)

(Only one option may be elected)

Non-Lifetime-Option                                            Joint Lifetime Options
A. Period Certain of ______ (5-30 years)                       D. Joint & 100% Survivor
                                                               E. Joint & 100% Survivor with Guarantee of ______ (5-30 years)
Single Lifetime Options                                        F. Joint & 66-2/3% Survivor
B. Single Life Only                                            G. Joint & 50% Survivor
C. Single Life with Guarantee of ______ (5-30 years)           H. Joint & 50% Contingent Survivor

Additional Features (Cash Refund & Increasing Annuity may only be elected if the Fixed Only option is indicated above.)
[_] Cash Refund (Only available with Lifetime Options B and D above)

[_] Increasing Annuity (Only available with Non-Lifetime Option A and Lifetime
    Options B, C, D or E) ______% 1, 2 or 3% Annual Increase (Complete desired percentage. Not Available to 457 contracts.)

[_] Commutability of Fixed Non-Lifetime Option A. (Available with Fixed only or
    Combination Variable/Fixed)

Investment Options and Fund Codes Assumed Annual Net Return Rate (3.5% will be assumed if no election is made.)
[_] 3.5%  [_] 5%

Complete Investment Options if Variable Only or a Combination Variable/Fixed option is indicated above; Up to four variable options may be selected; Use whole percentages only.

Variable Options (select up to four)
______ % [031] Aetna Ascent VP                                 ______ % [077] AIM V.I. Growth Fund
______ % [008] Aetna Balanced VP, Inc.                         ______ % [079] AIM V.I. Growth & Income Fund
______ % [004] Aetna Bond VP                                   ______ % [078] AIM V.I. Value Fund
______ % [032] Aetna Crossroads VP                             ______ % [132] Fidelity VIP High Income Portfolio
______ % [001] Aetna Growth and Income VP                      ______ % [117] Janus Aspen Growth Portfolio
______ % [040] Aetna Growth VP                                 ______ % [123] Janus Aspen Worldwide Growth Portfolio
______ % [035] Aetna Index Plus Large Cap VP                   ______ % [098] Oppenheimer Strategic Bond Fund
______ % [055] Aetna International VP                          ______ % [106] PPI MFS Emerging Equities Portfolio
______ % [033] Aetna Legacy VP                                 ______ % [100] PPI MFS Value Equity Portfolio
______ % [003] Aetna Money Market VP                           ______ % [104] PPI Scudder International Growth Portfolio
______ % [051] Aetna Real Estate Securities VP                 ______ % [111] PPI T. Rowe Price Equity Portfolio
______ % [042] Aetna Small Company VP                          ______ % ALIAC Fixed Dollar
______ % [076] AIM V.I. Capital Appreciation Fund                100  % TOTAL

                  Page 1 of 2 -- Incomplete without all pages

Replacement Information
Will this contract change or replace
any existing life insurance or annuity
contracts? |_| Yes |_| No

(If yes, provide carrier name and
account number:)
[_] Aetna
[_] Other Carrier ---------------------

Account No. ---------------------------

For an Aetna Annuity replacement
only, I have received annuity option
proposals for both the original and
new contracts and understand the
differences: |_| Yes |_| No


Internal Rollovers
Reason for Disbursement from
Accumulation Contract:
[_] Age 591/2
[_] Separation from Service
[_] Death
[_] Other -----------------------------

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Anti-fraud (not applicable in VA.)
Any person who knowingly and with
intent to injure, defraud, or deceive
any insurer files a statement of claim
or an application containing any false,
incomplete, or misleading information
is guilty of a felony.



Beneficiary(ies) Unless directed otherwise, we will pay any death benefit in equal shares to the primary beneficiary(ies) named or to all living members of a class (e.g., children). If no primary beneficiary is living, payment will be made in equal shares to the contingent beneficiary(ies). If more than two (2) beneficiaries, please attach a separate sheet.

                      Complete Legal Name        Date of Birth    Relationship      Social Security No.    %
--------------------------------------------------------------------------------------------------------------

[_] Primary
--------------------------------------------------------------------------------------------------------------
[_] Primary
[_] Contingent
--------------------------------------------------------------------------------------------------------------
[_] Primary
[_] Contingent
--------------------------------------------------------------------------------------------------------------

If subject to ERISA, a spouse must be the primary beneficiary for at least 50%, unless spousal consent is provided.

Payment Information Payment Frequency (Check box for frequency of payment)
[_] Monthly (default)  [_] Quarterly  [_] Semi-annually

[_] Annually First Payment Date -----------------

[_] EFT (Electronic Funds Transfer) complete information for EFT below

[_] Check (default)

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Bank Name and Address (No. & Street, City/Town, State, Zip Code)

                                        [_] Checking  [_] Savings
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Bank Routing No.  Bank Account No.  Type of Account
                                    (Please attach voided check or deposit slip)

IRS Form W-4P OMB NO. 1545-0415 Withholding Notice and Election

(Complete for payments from a 401(a), 403(b), 408(b) or Nonqualified annuity contract. Please use a separate IRS Form W-4 for W-2 income paid from any Deferred Comp Plan.) Periodic payments from a settlement option are generally subject to Federal Income Tax withholding unless you elect not to have withholding apply. TDA and Pension: For stated period of less than 10 years, 20% may apply (you cannot elect out).See Special Tax Notice. Tax will be withheld only on the portion that is subject to Federal Income Tax. There will be no withholding on dollars that have already been taxed. Elect withholding or no withholding by checking the appropriate box below. To change or revoke your election, send a new IRS Form W-4P (available at IRS offices)to Aetna. This change will be effective no later than the January 1, May 1, July 1, or October 1 after it is received provided we receive it 30 days prior to that date. Otherwise, the change or revocation will be effective on the next scheduled date. Whether or not you have tax withheld, by January 31 of each year, you will receive a statement from Aetna showing the total taxable amount of your distribution and the total income tax withheld, if any. CAUTION: There are penalties for not paying enough tax during the year, either through withholding or estimated tax payments, or both. For more information see IRS Publication 505, Tax Withholding and Estimated Tax. COMPLETE THE FOLLOWING APPLICABLE LINES:
[_] 1. I elect to have no income tax withheld from my annuity. (Do not complete lines 2 or 3.)

[_] 2. I elect to have taxes withheld from each periodic annuity payment to be figured using the number of allowances and marital status shown:
       __________________ (allowances). (You may also designate an additional amount on line 3.)
       [ ] SINGLE  [ ] MARRIED  [ ] MARRIED, BUT WITHHOLD AT HIGHER SINGLE RATE
[_] 3. I want the following additional amount withheld from each pension or annuity payment. Note: For periodic payments, you cannot enter an amount here without entering the number (including zero) of allowances on line 2: $________________


Your Acknowledgment
Distribution Channel:  Workplace: [_] Career  [_] Independent  [_] Other

Financial Institution: [_] Broker/Dealer  [_] Bank  [_] Other

Life: [_] Life Brokerage Manager  [_] MGA  [_] Other  [_] AFSI Rep

For Internal Rollovers only:
  o I authorize Aetna to transfer to this contract, the balance of my account(s) noted in the Replacement Information Section.
For Rollovers for TDA and Pension Participants:
  o I, the payee, have received the Special Tax Notice and waive the 30 day notice requirement.
  o I certify that this information is correct and complete and, under penalty of perjury, the Social Security Number(s) shown on this form is/are correct.
  o I understand that when based on the investment experience of a Separate Account, all payments and contract values are variable and are not guaranteed as to fixed dollar amount, and I have received a current prospectus.
  o If I have elected EFT, I authorize Aetna to deposit my payments by EFT to my bank account.
  o If payments are directed to a bank account, I authorize and direct the bank to refund to Aetna and charge to my account the amount of any payments made to the bank for any due date after my death.
  o I understand the following individual(s)/organization(s) will receive compensation as the result of my purchase (completed by agent):

                         /                          /
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  [_] Please send me a Statement of Additional Information.
  [_] The Company (Aetna Life Insurance and Annuity Company)may hold my application and Purchase Payment if it cannot accept my application within five business days after receiving it at its home office.

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
Signature of Contractholder                           City, State where signed                       Date (mm/dd/yy)

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Signature of Payee                                                                                   Date (mm/dd/yy)

Registered Representative

Do you have any reason to believe any existing life insurance and/or annuity contracts will be modified or replaced if this contract is issued?
[_] Yes    [_] No

Please choose one of the following: [_] NT  [_] T1  [_] T2

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
Broker/Dealer Firm (Print)                            Representative's Name (Print)                  Social Security No.

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Agency/ Agent Code                                                                                   State License No.

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Signature of Registered Representative                Date (mm/dd/yy)                                Telephone No.

82941 (2/99)